UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
October 16, 2017
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE
COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-37483 (Commission File Number)	47-3298624 (IRS Employer Identification No.)
3000 HANOVER STREET, PALO ALTO, CA (Address of Principal Executive Offices)	94304 (Zip Code)
(650) 687-5817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

❑	Emerging growth company

❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 16, 2017, the Board of Directors of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise” or "HPE") approved a restructuring plan (“the plan”) in connection with the company’s initiative to clean-sheet the operating model, simplify the organizational structure, redesign business processes and prioritize investments in growth areas, known as HPE Next. HPE expects that the plan will be implemented through fiscal 2020 and will include gross cost savings as a result of changes to the company’s workforce, real estate consolidation, and business process improvements of up to approximately $1.5 billion. HPE will invest about $700 million of the gross savings back into the company in the form of go-to-market, operational and R&D investments in key growth areas. Net cost savings on a run-rate basis will be approximately $800 million exiting fiscal year 2020.

In order to achieve this level of cost savings, HPE expects approximately $1.1 billion in cash funding payments over the next three years. Approximately two thirds of the funding will be utilized to optimize the workforce. The remainder will be used to upgrade and simplify IT systems, in addition to other non-labor actions. These payments will be partially offset by real estate sales, which should generate approximately $300 million in cash over the next three years.

Item 7.01	Regulation FD Disclosure.

On October 18, 2017, HPE issued a press release entitled “Hewlett Packard Enterprise Announces FY18 Outlook” regarding its 2017 Securities Analyst Meeting, during which Hewlett Packard Enterprise provided a strategy update and financial outlook for its 2018 fiscal year. The slides presented at the 2017 Securities Analyst Meeting will be available for a period of one year thereafter at hpe.com/investor/sam2017.

HPE is also announcing that its Board of Directors has approved an increase of $5 billion in the amount authorized under HPE’s share repurchase program. The program does not have an expiration date.

HPE is also announcing an increase in its quarterly dividend to $0.075 per share for its fiscal year 2018. Each quarterly dividend must be declared by the Board of Directors out of legally available sources prior to payment.

The information reported in this Item 7.01, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

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Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated October 18, 2017, entitled “Hewlett Packard Enterprise Announces FY18 Outlook” (furnished herewith).

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 18, 2017	HEWLETT PACKARD ENTERPRISE COMPANY By: /s/ RISHI VARMA Name: Rishi Varma Title: Senior Vice President, Deputy General Counsel and Assistant Secretary

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